Exhibit 10.68

LEAVE AND LICENCE AGREEMENT

between

LAKE VIEW DEVELOPERS,

Licensor,

and

MENTORIX LEARNING TECHNOLOGIES PRIVATE LIMITED,

Licensee,

Dated: November 3, 2002

PREMISES: “SPECTRA” Building, Hiranandani Gardens, Powai, Mumbai 400 076

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LEAVE AND LICENCE AGREEMENT

THIS LEAVE AND LICENCE AGREEMENT (hereinafter referred to as “Agreement”) made and entered into at Mumbai this third day of November in the Year Two Thousand Two by and between

LAKE VIEW DEVELOPERS, a Partnership firm duly registered under the provisions of the Indian Partnership Act, 1932, having their Principal and Registered Office at 514, Dalamal Towers, Nariman Point, Mumbai, 400 021, (hereinafter called “Licensor”) (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include the existing and future partners of the said firm, their survivors, heirs, executors, administrators and their successors and assigns) of the One Part,

AND

M/s. Mentorix Learning Technologies Private Limited, Company incorporated and registered under the provisions of Companies Act, 1956 and having its Registered Office at 431, Solitaire Corporate Park IV, 151 Sir, M V Road, Chakala, Andheri (E) Mumbai 400 093 (hereinafter called “Licensee”) (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors and assigns) of the Other Part.

WHEREAS The Licensor is the owner of and/or otherwise well and sufficiently entitled to a Commercial Premises on the 5th and 6th Floor of building known as Spectra situated and lying and being at Hiranandani Gardens, Powai Mumbai 400 076 and measuring approximately 59,520 square feet.

AND WHEREAS at the request of the Licensee, the Licensor has agreed to give to the Licensee the said 5th and 6th Floor of the building known as “Spectra Building” situated and lying and being at, Hiranandani Gardens, Powai, Mumbai 400 076 on leave and license basis on the terms and conditions hereinafter stated.

NOW IT IS HEREBY AGREED BY AND BEWEEN THE PARTIES HERETO AS FOLLOWS: -

1.	The Licensor hereby grants to the Licensee, Leave and License to occupy and use the Premises being 5th and 6th floor admeasuring in aggregate 59,520 square feet of built-up area and 47,616 square feet of usable carpet area on the 5th and 6th floor of the building known as “Spectra” Building situated and lying and being at, Hiranandani Gardens, Powai, Mumbai 400 076 and more particularly described in the Schedule hereunder written and shown verged in red on the floor plan thereof hereto annexed as Annexure “A” (hereinafter referred to as “The Licensed Premises”) for a total period of 33 (thirty three months) commencing from 1st April, 2003 (“Commencement Date”) and ending on 31st December, 2005 (“Expiry Date”) (hereinafter together referred to as “The Licensed Period”)

2.	During the subsistence of the License, the Licensor shall provide to the Licensee 1 (one) covered car parking space per 1,000 square feet or fraction thereof at no additional cost. The Licensor shall designate the space for car parking in the basement of the building. In case the Licensee requires additional car parking space then it shall be provided by the Licensor at an additional cost of Rs.750/- (Rupees Seven Hundred and Fifty only) per month for an open to sky car park and Rs.1500/- (Rupees One Thousand Five Hundred only) per month for a covered car parking.

3.	The Licensor shall also provide to the Licensee 1 (one) Hiranandani clubhouse membership per 3,000 square feet or fraction thereof at no additional cost. All fees like initiation fees, monthly fees, facility usage fees, etc shall be waived by the Licensor on these memberships.

4.	The Licensor agrees to give possession of the Licensed Premises on 3rd November, 2002 (hereinafter referred to as “Execution Date”) to the Licensee for carrying out the work of renovation and re-decoration of the interior of the said premises and carry out such alterations as may be required by the Licensee for making the Licensed Premises as its Office Premises.

5.	Further, the Licensor shall ensure that the windows are double glazed and fitted with sun films and hard floors and toilets are finished and completed to the specification of the Licensee no later than 15th December 2002.

6.	Further, the Licensor shall also provide to the Licensee an area on the terrace of the Licensed Premises for installing the air-conditioning plant of the Licensee and will also provide covered air handling unit space on the terrace, with air-conditioning shaft from the terrace to the Licensed Premises at no additional cost.

7.	It is agreed between the parties that the Licensed Premises shall be used for office purpose only by the Licensee and its staff member and/or by its subsidiary, affiliated, parent, partner, client and vendor companies and by no other person/s.

8.	In consideration of the Licensor permitting the Licensee to use and occupy the Licensed Premises, the Licensee shall pay to the Licensor on or before 10th day of every month (“ the due date”) the License fee @ Rs 30/- per sq. ft. of built up area (inclusive of all maintenance charges, existing and future municipal and other rates, taxes, charges, cesses, assessments and outgoings assessed, charged, imposed or payable in respect of the said premises) aggregating to a total consideration of Rs.17,85,600/- (Rupees Seventeen Lacs Eighty Five Thousand Six Hundred only) per month, after deduction of withholding and other taxes as may be required per law. The Licensor agrees that the License fee will be payable by the Licensee only from Commencement Date till the expiry of the Licensed Period

9.	The carpet area as mentioned in clause 1 shall be measured by the Licensee with the help of an independent architect and in the event the carpet area as certified by the independent architect is less than the carpet area mentioned in clause 1 , the License Fee shall be accordingly reduced to the extent of the difference between the two.

10.	The parties hereto agree that the present outgoings in respect of the said property viz. all maintenance charges, existing and future municipal and other rates, taxes, charges, cesses, assessments and outgoings assessed, charged, imposed or payable in respect of the said premises are included in the above License fee referred to in clause 8 and the Licensee shall not be called upon to contribute or pay towards any taxes or outgoings.

11.	The Licensee shall deposit with the Licensor a sum of Rs. 1,07,13,600/- (Rupees One Crore Seven Lacs Thirteen Thousand Six Hundred Only) as Refundable Security Deposit (hereinafter referred to as “ Security Deposit”) which shall be payable in two installments. The first installment of Rs 53,56,800/- (Rupees Fifty Three Lacs Fifty Six Thousand Eight Hundred only) shall be payable on Execution Date and the second and final installment of Rs 53,56,800/- shall be payable on April 2003. The said Security Deposit shall not carry any interest.

12.	The Licensee shall pay electricity charges for consumption of electricity in the Licensed Premises within the prescribed period as shown in the bill of the respective month as per separate meter installed for the purpose by the Licensor at its own cost. The Licensor shall pay to the concerned authorities the requisite deposit for supply of electricity as may be required from time to time during the term of this Agreement. If any bills for electricity are issued after the expiry or earlier determination of this Agreement, for the period during which the Licensee was in occupation of the Licensed Premises, then the Licensee shall pay such bills forthwith.

13.	It is expressly agreed that by reason of the demand or payment of the electricity or the use of the Licensor’s fittings in the Licensed Premises, the Licensee shall not be deemed to have any right in, over or upon the Licensed Premises other than as Licensee in respect of the Licensed Premises as the Licensor has given to the Licensee the Licensed Premises with aforesaid facilities strictly on Leave and License basis.

14.	The Licensee shall not induct any person in the Licensed Premises as the License is granted only to the Licensee for its own use. The Licensee will not be entitled to transfer the benefit of this Agreement to any person nor will the Licensee permit any person to occupy the Licensed Premises or any part thereof subject to Clause 17(g).

15.	The possession and control of the Licensed Premises shall always remain exclusively with the Licensor and only the Licensee is permitted to use the Licensed Premises under this Agreement. Nothing herein contained shall be construed as creating any right, interest, easement, tenancy or sub-tenancy in favour of the Licensee in, over or upon the Licensed Premises other than the permission given to the Licensee to use the Licensed Premises. The Licensee shall not be deemed to be in exclusive occupation of the Licensed Premises other than the permission given to the Licensee to use the Licensed Premises. The Licensee shall not be deemed to be in exclusive occupation of the Licensed Premises and the Licensor or their authorized representative representatives shall, at all reasonable times and upon giving and advance notice in writing to the Licensee, have free and unobstructed access to the Licensed Premises to inspect the same. It is the express real and true intention of the parties hereto that this Agreement shall be a mere License and there is no intention on either part to create a tenancy of the Licensed Premises in favour of the Licensee and the Licensee has expressly assured and represented to the Licensor that the Licensee has no intention of claiming and will not at any time claim tenancy rights in the Licensed Premises and that the Licensee will quit, vacate and hand over quiet, vacant and peaceful possession of the Licensed Premises on the expiration of this Agreement or its earlier determination and that it is on the faith of the express assurances given and representation made by the Licensee and believing the same to be true that the Licensor has in good faith entered into this Leave and License Agreement with the Licensee.

16.	The Licensee shall quit, vacate and remove itself, its belonging including its furniture, together with its staff members, employees agents, servants and all persons/s claiming through it the use of the Licensed Premises from the Licensed Premises on the expiry of the License under this Agreement or sooner determination thereof, as the case may be, time being the essence of this Agreement. At such time the Licensee shall deliver back to the Licensor the Licensed Premises in the same condition (normal wear and tear excepted) in which the same have been handed over by the Licensor to the Licensee on the execution of these presents. The Licensee shall remove all persons using the Licensed Premises and all their belongings, furniture, articles and things from the Licensed Premises. On such expiry or sooner determination of the License, the Licensee and its servants, agents and other persons using the Licensed Premises shall be trespassers and on their failure to vacate the Licensed Premise, the licensor shall be entitled to remove them and also to prevent them from entering the Licensed Premises.

17.	The Licensee hereby agrees and undertakes with the Licensor as follows: -

a.	It shall not store in the Licensed Premises any combustible or hazardous material at any time hereafter;

b.	It shall not use the Licensed Premises in any manner which may cause nuisance or annoyance to the owners/occupiers of the Premises in the said building;

c.	It shall keep the licensed premises in good and tenantable order and condition (reasonable wear and tear excepted) ;

d.	It shall hand over to the Licensors the possession of the said premises in the same order and condition as it was when the Licensee is put in possession of the Licensed premises but subject to what is stated hereinafter;

e.	It shall be entitled;

i.	To carry out the work of renovation and re-decoration of the interior of the said premises and carry out such alterations as may be required by the Licensee for making the Licensed Premises as its Office Premises;

ii.	To install air-conditioners in the said premises and to carry out work for that purpose, as also gas connections and all other amenities as may be required and for that purpose to fix the necessary pipes, fittings and fixtures in the said premises and/or otherwise in the said building as may be necessary;

These sub-clauses (i) & (ii) will be treated as the Licensor’s consent in writing as contemplated by the law.

f.	It shall be entitled to bring its own furniture, fixtures or fittings in the Licensed Premises and shall remove the same peacefully on expiration of License by efflux of time or sooner determination thereof, as the case may be;

g.	Not to sub-let or give on leave and licence basis or on any other basis the said premises or any part portion thereof nor the Licensee permit any one to use and occupy the said premises or any part or portion thereof, except it shall have the right and be entitled to assign, mortgage the tenancy rights in respect of the said premises and/or sublet / underlet and/or give on Leave and License basis the said premises or any part or portion thereof, to any company into or with which the Licensee is merged or consolidated or to any company which shall be an affiliate, subsidiary, parent, acquirer or successor of the Licensee without being required to obtain the consent of the Landlord;

a.	18. If and when the Licensee assigns the Licensee’s interest under this agreement,

then and in such event;

b.	The Licensee will thereafter cease to have any rights and/or interest in the said premises and will also cease to be liable to pay the License Fee or to observe and perform the terms and obligations of the Licensee under this Agreement;

c.	The Licensor shall acknowledge and accept such Assignee or nominee in place and instead of the Licensee above named and thereafter, and on and from the date of such assignment the Assignee shall be entitled to all rights and shall be subject to all liabilities and obligations under these presents.

19.	The Licensee shall observe, abide by and/or otherwise comply with the rules, regulations of Brihanmumbai Municipal Corporation (“BMC”) and for the time being in force and the bye-laws of the proposed Corporate Body or Society or Condominium of the owners of office units in the said building as and when formed and in so far as and to the extent they are required to be observed performed and complied with by the Licensee as occupant of the Licensed Premises and/or relating to the use thereof. It shall not do or suffer to be done anything whereby the Licensor’s right to the Licensed Premises is prejudiced, forfeited or extinguished.

20.	The Licensee shall keep all the articles, furniture, fixtures, or valuables (if it so keeps) in the Licensed Premises and parking the cars at its own risks and the Licensee shall not hold the Licensor responsible or liable for any theft, burglary or housebreaking, damage, destruction or loss, provided however that it shall be the responsibility of the Licensor to provide guards, security and safety in the common areas of the building and its surrounding areas.

21.	The Licensor shall not be liable to compensate the Licensee for any damage or loss which the Licensee or its staff members may suffer by reason of any rain, storm, tempest, earthquake, fire, any act or incident occurring in the Licensed Premises resulting into loss of life or bodily injury to any person from any cause whatever, or destruction of any property of the Licensee in the Licensed Premises. except that the Licensor shall compensate the Licensee for any damage or loss caused on account of negligent, illegal or unsafe practices followed by the Licensor or any behavior contrary to customary business practices followed by the Licensor

22.	In the event of the Licensed Premises or any part thereof is destroyed or damaged or rendered unusable or inappropriate by fire, storm, flood, tempest, earthquake, enemies, war, riot, civil commotion, strike, lockout, labor unrest, political unrest, actions of decree of governmental authorities whether by regulation, administrative action or otherwise, acts of terrorism or in the event that any irresistible force or, in general, any act beyond the control of the Licensee such as change in business condition or act of God make the occupation of the office unfeasible, then in that event the Licensee shall give written notice to immediately terminate the License Agreement and the Licensors shall immediately refund to the Licensee the Security Deposit and any advance rent paid by the Licensee to the Licensors for the unexpired period of the License.

23.	The Licensor hereby represent and declare that ;

a)	It is absolutely entitled to the Licensed Premises;

b)	It has not created any charge or encumbrance of whatsoever nature on the said licensed premises nor has it created any tenancy or leave and license or any right in favour of any one in respect of the licensed premises nor shall they create or purport to create any such charge or encumbrance hereafter;

c)	It has not entered into any Agreement for sale of the licensed premises in favour of any person or party and it agrees not to sell, transfer or assign the Licensors’ ownership rights in respect of the licensed premises to any person or party

d)	It has not committed breach of any of the rules and regulations.

e)	It agrees to observe and perform all the terms and conditions and stipulations of all documents under which the Licensors derive title to the office premises;

f)	It agrees to permit the Licensee to use and occupy the licensed premises without any hindrance or obstruction of any nature whatsoever as long as the Licensee pays the License Fee as hereinabove provided and observes and performs all the terms, conditions and covenants contained;

g)	It agrees to permit the Licensee to install further furnitures and fixtures in the licensed premises in order to suit to its purpose ;

h)	It agrees to permit the Licensee to carry out all the requisite renovations to the Licensed premises provided;

i)	It agrees to comply with the conditions laid down by the owners and to indemnify the Licensee and keep the Licensee indemnified from and against any breach;

j)	It agrees to insure and keep insured the said premises except in case where the insurance has been taken out by the body or association of the building;

k)	It agrees for upkeep of elevators, lobby, building exteriors, painting and to maintain the Licensed premises safe, usable and suitable for the Licensee to conduct business

24.	In the event of Licensor sells and/or transfers its right, title or interest in the said premises as a whole or in part or parts thereof to any person, then such sale or transfer shall not deprive the Licensee of the License given under these presents and the License shall be entitled to use the said premises on the same terms and conditions as are contained herein. The Licensor shall cause the prospective owner or landlord to enter an agreement with the Licensee confirming the terms herein agreed for the balance period of the License valid up to 31st December, 2005 and the prospective owner shall be replaced as Licensor in stead and place of the present Licensor.

25.	In the event that the Licensed Premises are rendered unusable for any reason mentioned in the above clause 21, the Licensee shall be exempt from paying the License Fees for such period until it has been restored to full use of the Licensed Premises. The Licensor hereby agrees that, if the Licensed Premises are rendered unusable they will exert every effort and spare no expense to restore the premises to its original condition. If Licensed Premises are rendered unusable for a period that exceeds 30 days, the Licensee shall be entitled to terminate this Agreement by giving 1 (one) day notice in writing to the Licensor.

26.	The Licensee shall be entitled to terminate this agreement by giving advance notice of 3 (three) month after the expiry of 30 (Thirty ) months from the Commencement Date.

27.	It is expressly agreed that the Licensee shall be bound to vacate the Licensed Premises on the expiry of the License period or on sooner determination thereof as the case may be, time being the essence of this Agreement, in accordance with the terms herein.

28.	The Licensee has the option to lease a further additional space upto 60,000 square feet of built up area, at any time during the first twelve months from the Commencement Date, in Hiranandani Business Park in a building of comparable standing as the Licensed Premises and the Licensor has an obligation to offer the additional space in Hiranandani Business Park on the same terms and conditions of this Agreement for the additional space that the Licensee desires to lease.

29.	Upon expiry of the License under this Agreement or earlier termination of the license by revocation or cancellation of the same, the Licensor shall have the right to prevent the Licensee from entering the Licensed Premises and/or from remaining on the Licensed Premises and/or from using the fittings of the Licensor. The Licensee shall also remove itself, its servants and agents and belongings from the Licensed Premises.

30.	Upon expiration or earlier determination of this agreement the Licensor agrees to immediately pay back the deposit of Rs. 1,07,13,600/- (Rupees One Crore Seven Lacs Thirteen Thousand Six Hundred Only) to the Licensee.

31	It is expressly agreed that in the event the Licensee commits any breach, delay or default in performing any of the terms contained herein, including the condition to pay License fee on its due date, the Licensor will give thirty days notice in writing to the Licensee calling upon the Licensee to rectify the breach, delay or default and if the Licensee does not rectify such breach, delay or default within the period of thirty days of receipt of written notice from the Licensor, then the Licensor will be entitled to terminate this Agreement whereupon the Licensee shall be bound to quit vacate and hand over the charge of the Licensed Premises to the Licensor at the end of a further period of thirty days from the expiration of the first period of thirty days notice served by the Licensor on the Licensee, time being the essence, and on such termination the Licensee and other person if using the Licensed Premises shall be trespassers and if the Licensee or any person claiming from, under through them remains on the Licensed Premises then and in that event the Licensor shall be entitled, without prejudice to its rights in law, to file proceedings for recovery of the Licensed Premises from the Licensee in accordance with the terms hereof

32.	It is agreed by and between the parties hereto that on the expiration or earlier determination, for any reason whatsoever, of this Leave and License Agreement the Licensor shall refund to the Licensee ( without interest) the amount of Security Deposit then lying with the Licensor, after deduction therefrom the unpaid License fees, if any, and such amount as may be reasonable for any damage done or caused to the Licensed Premises by the Licensee simultaneously with the Licensee removing its staff members and other persons from the Licensed Premises and their articles from and vacating the Licensed Premises and their articles and persons from the Licensed Premises and giving quiet, vacant and peaceful possession thereof to the Licensor.

33.	The entire amount of security deposit of Rs. 1,07,13,600/- (Rupees One Crore Seven Lacs Thirteen Thousand Six Hundred Only) shall be refunded by the Licensor to the Licensee simultaneously upon the Licensee vacating the Licensed Premises, after deducting/withholding approximate amount due and payable by the Licensee to the Licensor towards the License fees and other outgoings in respect of the Licensed Premises. In the event of the Licensor being unable/unwilling to refund the said security deposit of Rs. 1,07,13,600/- or the balance thereof as may be remaining due as stated above, the Licensee will not vacate the Licensed Premises till the Security Deposit of Rs. 1,07,13,600/- or balance thereof as may be remaining due as stated above is refunded in full by the Licensor to the Licensee. In such an event, the Licensee shall not be required to pay to the Licensor the monthly License fee for the period of its occupation for which the Licensor was unwilling/unable to refund the above security deposit to the Licensee. However, continued occupation of the Licensed Premises by the Licensee under such circumstances shall not be deemed to be an extension or renewal of the Lease and shall in no way reduce the Licensor’s obligation to repay the Security Deposit in full.

34.	In case the Licensor does not refund the said amount to the Licensee, the Licensee shall be entitled to refund of Security Deposit (less permissible deduction) of Rs 1,07,13,600/- (Rupees One Crore Seven Lacs Thirteen Thousand Six Hundred Only) with interest thereon calculated at the rate of 24 (Twenty Four) per cent per annum from the date on which the Licensee has vacated and has given possession of the Licensed Premises to the Licensor until payment.

35.	The parties hereto acknowledge, declare and confirm that this Agreement represents the entire agreement between the parties hereto regarding the subject matter hereof and no alterations, additions or modifications hereto shall be valid and binding unless the same are reduced to writing and signed by both the parties.

36.	The Agreement for Leave and License is compulsorily required to be registered as per the provision of The Maharashtra Rent Control Act, 1999. The Licensor shall lodge this Agreement for registration with the Sub-Registrar of Assurances at Mumbai and the Licensee shall admit the execution thereof within the prescribed period. The Licensor shall pay the stamp duty, if any, and the Registration charges payable on this Agreement. The Registration of this Agreement is in compliance of the provisions of the said Act and shall not be construed as intention to create any interest in the Licensed Premises in favour of the Licensee.

37.	Any notice required to be given hereunder shall be sufficiently served on the Licensors, if forwarded by Registered Post A.D. to the Licensors aforementioned address and on the Licensee if forwarded by Registered Post A.D. to the Licensee’s aforementioned Office in Mumbai and notice sent by post as aforesaid shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

IN WITNESS WHEREOF the parties hereto have hereunto set and subscribed their respective hands and seals the day and year first herein above written.

SIGNED AND DELIVERED by the withinnamed Licensor M/s. Lake View Developers through its
Partner Mr. Prakash shah

Signature	/s/ Mr. Prakash shah
Name
Address

Witness:
Signature
Name Address

SIGNED AND DELIVERED by the withinnamed Licensee M/s Mentorix Learning Technologies Pvt. Ltd. through its authorized representative Mr. Maurice Haaems

Signature	/s/ Mr. Maurice Haaems
Name
Address

Witness:
Signature
Name Address

R E C E I P T

RECEIVED from within named the Licensee M/s Mentorix Learning Technologies Pvt. Limited the sum of Rs. 53,56,800 vide Cheque No.                      dated

drawn on                              Bank                              Branch being Security Deposit

Under the Leave & Licence Agreement. dated November 3, 2003

Witness

WE SAY RECEIVED

For Lake View Developers.